Exhibit 99.1
AdvanSix.com
News Release

ADVANSIX ANNOUNCES THIRD QUARTER 2019 FINANCIAL RESULTS

Sales of $311 million, down 16% versus prior year primarily due to raws pass-through pricing
Earnings Per Share of $0.28, up 56% versus prior year

Cash Flow from Operations of $33 million, down $17 million versus prior year

Parsippany, N.J., November 1, 2019 - AdvanSix (NYSE: ASIX) today announced its financial results for the third quarter ending September 30, 2019. Overall, the Company generated higher earnings versus the prior year while executing its strategic priorities in a challenging macro environment.
Third Quarter 2019 Highlights
•Sales down approximately 16% versus prior year, including approximately 11% lower raw material pass-through pricing, 3% unfavorable impact of market-based pricing, and 2% lower volume
•Net Income of $7.9 million, an increase of $2.4 million versus the prior year
•EBITDA of $24.9 million, an increase of $5.0 million versus the prior year
•EBITDA Margin of 8.0%, up 260 bps versus the prior year
•Cash Flow from Operations of $33.2 million, a decrease of $17.3 million versus the prior year
•Capital Expenditures of $35.2 million, an increase of $16.0 million versus the prior year
•Free Cash Flow of ($2.0) million, a decrease of $33.3 million versus the prior year
•Repurchased 534,049 shares for approximately $13 million

“The end market environment remains challenging as we saw a further slowdown in demand on a global basis through the third quarter. Given our global low-cost position, we continue to benefit from our strong utilization rates and operating leverage in the face of slowing nylon demand, acetone oversupply conditions and mixed fertilizer industry dynamics," said Erin Kane, president and CEO of AdvanSix. "We are planning conservatively in the near term based on the challenging macro environment and are taking proactive measures to drive disciplined cost management, optimize working capital performance and cash flow generation, while deploying capital prudently.”

Summary third quarter 2019 financial results for the Company are included below:
Third Quarter 2019 Results

($ in Thousands, Except Earnings Per Share)	3Q 2019	3Q 2018
Sales	$310,633	$368,653
Net Income	7,921	5,480
Earnings Per Share (Diluted)	$0.28	$0.18
EBITDA (1)	24,949	19,971
EBITDA Margin % (1)	8.0%	5.4%
Cash Flow from Operations	33,173	50,514
Free Cash Flow (1)(2)	(2,012)	31,287
(1) See “Non-GAAP Measures” included in this press release for non-GAAP reconciliations
(2) Net cash provided by operating activities less capital expenditures

Sales of $310.6 million decreased approximately 16% versus the prior year. Pricing overall decreased 14% versus the prior year, including an 11% unfavorable impact from raw material pass-through pricing following cost decreases in benzene and propylene (inputs to cumene which is a key feedstock to our products). Market-based pricing was unfavorable by approximately 3% compared to the prior year reflecting challenging end market conditions in our acetone, nylon and caprolactam product lines, partially offset by improved ammonium sulfate performance. Sales volume in the quarter decreased 2% versus the prior year primarily due to unfavorable mix across our nylon and ammonium sulfate product lines, driven in part by operational performance, and continued challenging industry dynamics in chemical intermediates, partially offset by improved caprolactam volume due to stronger utilization rates and the larger planned plant turnaround in the prior year period.

Sales by product line represented the following approximate percentage of our total sales:

	3Q 2019	3Q 2018
Nylon	25%	28%
Caprolactam	26%	18%
Ammonium Sulfate Fertilizers	20%	19%
Chemical Intermediates	29%	35%

EBITDA of $24.9 million in the quarter increased $5.0 million versus the prior year primarily due to the net favorable year-over-year impact of planned plant turnarounds (approximately $25 million), partially offset by the unfavorable impact of market-based pricing, lower volume and operational performance, including fixed cost absorption and unfavorable product mix, and an approximately $4 million unfavorable impact from an extended cumene supply chain following the Philadelphia Energy Solutions (PES) supplier fire.

Earnings per share of $0.28 increased 56% versus the prior year driven by the factors discussed above and a lower share count driven by continued repurchases. The lower share count contributed an approximately $0.02 benefit versus the prior year.

Cash flow from operations of $33.2 million in the quarter decreased $17.3 million versus the prior year primarily due to the unfavorable impact of changes in working capital. Capital expenditures of $35.2 million in the quarter increased $16.0 million versus the prior year primarily due to higher planned turnaround maintenance spend and an increase in high-return growth and cost savings projects.

Outlook
•Targeting strong nylon plant utilization rates despite further global demand softness
•Expect mixed ammonium sulfate fertilizer environment to continue through 2019/2020 planting season
•Expect acetone anti-dumping duties to be finalized by 1Q20
•Expect an unfavorable impact to pre-tax income, as a result of PES supplier fire, of $8 to $10 million in 2019 (approximately $4 million in 3Q19, $4 to $6 million in 4Q19) and $10 to $15 million in 2020
•Capital Expenditures tracking to approximately $150 million for the full year 2019; Expect Capital Expenditures to be $90 to $110 million in 2020
•Expect pre-tax income impact of planned plant turnarounds to be $33 to $38 million in 2020 (versus approximately $35 million in 2019)

"Our organization shows its resiliency by navigating through challenging end market conditions and external factors, with a focus to outperform on what we can control. We recently completed our fourth quarter planned plant turnaround on time and on budget, which will have an approximately $25 million unfavorable impact to pre-tax income in the fourth quarter. Despite a more uncertain macro environment, we continue to position the Company for long-term performance by executing on our strategic priorities including safe, stable and sustainable operations, differentiated product growth and disciplined capital allocation,” added Kane.

Conference Call Information
AdvanSix will discuss its results during its investor conference call today starting at 9:00 a.m. ET. To participate on the conference call, dial (334) 777-6978 (domestic) or (800) 367-2403 (international) approximately 10 minutes before the 9:00 a.m. ET start, and tell the operator that you are dialing in for AdvanSix’s third quarter 2019 earnings call. The live webcast of the investor call as well as related presentation materials can be accessed at http://investors.advansix.com. Investors can hear a replay of the conference call from 12 noon ET on November 1 until 12 noon ET on November 8 by dialing (719) 457-0820 (domestic) or (888) 203-1112 (international). The access code is 5001686.

About AdvanSix
AdvanSix is a leading manufacturer of Nylon 6, a polymer resin which is a synthetic material used by our customers to produce engineered plastics, fibers, filaments and films that, in turn, are used in such end-products as automotive and electronic components, carpets, sports apparel, fishing nets and food and industrial packaging. As a result of our backward integration and the configuration of our manufacturing facilities, we also sell caprolactam, ammonium sulfate fertilizer, acetone and other intermediate chemicals, all of which are produced as part of our Nylon 6 integrated manufacturing chain. More information on AdvanSix can be found at http://www.advansix.com.

Forward Looking Statements
This release contains certain statements that may be deemed “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical fact, that address activities, events or developments that our management intends, expects, projects, believes or anticipates will or may occur in the future are forward-looking statements. Forward-looking statements may be identified by words like "expect," "anticipate," "estimate," “outlook”, "project," "strategy," "intend," "plan," "target," "goal," "may," "will," "should" and "believe" or other variations or similar terminology. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties and other factors, many of which are beyond our control and difficult to predict, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to: the impact of scheduled turnarounds and significant unplanned downtime and interruptions of production or logistics operations as a result of mechanical issues or other unanticipated events such as fires, severe weather conditions, and natural disasters; price fluctuations and supply of raw materials; our operations requiring substantial capital; general economic and financial conditions in the U.S. and globally; growth rates and cyclicality of the industries we serve including global changes in supply and demand; risks associated with our indebtedness including with respect to restrictive covenants; failure to develop and commercialize new products or technologies; loss of significant customer relationships; adverse trade and tax policies; extensive environmental, health and safety laws that apply to our operations; hazards associated with chemical manufacturing, storage and transportation; litigation associated with chemical manufacturing and our business operations generally; inability to acquire and integrate businesses, assets, products or technologies; protection of our intellectual property and proprietary information; prolonged work stoppages as a result of labor difficulties; cybersecurity and data privacy incidents; failure to maintain effective internal controls; disruptions in transportation and logistics; our inability to achieve some or all of the anticipated benefits of our spin-off including uncertainty regarding qualification for expected tax treatment; fluctuations in our stock price; and changes in laws or regulations applicable to our business. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Such forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by such forward-looking statements. We identify the principal risks and uncertainties that affect our performance in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2018.

Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures intended to supplement, not to act as substitutes for, comparable GAAP measures. Reconciliations of non-GAAP financial measures to GAAP financial measures are provided in this press release. Investors are urged to consider carefully the comparable GAAP measures and the reconciliations to those measures provided. Non-GAAP measures in this press release may be calculated in a way that is not comparable to similarly-titled measures reported by other companies.

# # #

Contacts:
Media	Investors
Debra Lewis	Adam Kressel
(973) 526-1767	(973) 526-1700
debra.lewis@advansix.com	adam.kressel@advansix.com

AdvanSix Inc.
Condensed Consolidated Balance Sheets
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	September 30, 2019	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$10,048	$9,808
Accounts and other receivables – net	109,292	160,266
Inventories – net	162,479	137,182
Other current assets	8,433	3,807
Total current assets	290,252	311,063

Property, plant and equipment – net	731,643	672,210
Operating lease right-of-use assets	136,122	—
Goodwill	15,005	15,005
Other assets	38,795	36,348
Total assets	$1,211,817	$1,034,626

LIABILITIES
Current liabilities:
Accounts payable	$219,225	$231,720
Accrued liabilities	29,839	30,448
Operating lease liabilities – short-term	35,656	—
Deferred income and customer advances	1,948	22,556
Total current liabilities	286,668	284,724

Deferred income taxes	112,579	103,783
Operating lease liabilities – long-term	100,752	—
Line of credit – long-term	266,000	200,000
Postretirement benefit obligations	22,581	21,080
Other liabilities	6,011	4,701
Total liabilities	794,591	614,288

STOCKHOLDERS' EQUITY
Common stock, par value $0.01; 200,000,000 shares authorized; 30,600,708 shares issued and 27,481,162 outstanding at September 30, 2019; 30,555,715 shares issued and 29,345,001 outstanding at December 31, 2018	306	306
Preferred stock, par value $0.01; 50,000,000 shares authorized and 0 shares issued and outstanding at September 30, 2019 and December 31, 2018	—	—
Treasury stock at par (3,119,546 shares at September 30, 2019; 1,210,714 shares at December 31, 2018)	(31)	(12)
Additional paid-in capital	189,242	234,699
Retained earnings	231,260	187,819
Accumulated other comprehensive loss	(3,551)	(2,474)
Total stockholders' equity	417,226	420,338
Total liabilities and stockholders' equity	$1,211,817	$1,034,626

AdvanSix Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(Dollars in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Sales	$310,633	$368,653	$970,743	$1,128,350

Costs, expenses and other:
Costs of goods sold	280,123	343,434	850,131	1,007,712
Selling, general and administrative expenses	19,261	18,057	58,683	55,189
Other non-operating expense (income), net	1,815	1,453	4,871	6,581
Total costs, expenses and other	301,199	362,944	913,685	1,069,482

Income before taxes	9,434	5,709	57,058	58,868
Income tax expense	1,513	229	13,617	13,385
Net income	$7,921	$5,480	$43,441	$45,483

Earnings per common share
Basic	$0.29	$0.18	$1.54	$1.50
Diluted	$0.28	$0.18	$1.49	$1.46

Weighted average common shares outstanding
Basic	27,608,985	30,160,991	28,192,760	30,375,873
Diluted	28,581,451	30,983,834	29,164,024	31,189,640

AdvanSix Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Cash flows from operating activities:
Net income	$7,921	$5,480	$43,441	$45,483
Adjustments to reconcile net income to net cash (used for) provided by operating activities:
Depreciation and amortization	14,222	12,992	42,094	38,905
Loss on disposal of assets	3,066	224	4,967	1,560
Deferred income taxes	(960)	1,971	9,149	8,816
Stock based compensation	2,001	2,626	7,575	7,506
Accretion of deferred financing fees	106	107	320	1,696
Restructuring charges	—	—	12,623	—
Changes in assets and liabilities:
Accounts and other receivables	18,393	2,965	51,136	46,878
Inventories	(24,245)	7,103	(26,739)	14,182
Accounts payable	17,742	19,510	(12,844)	(10,675)
Accrued liabilities	(2,699)	(2,898)	(4,470)	(9,703)
Deferred income and customer advances	(1,236)	(130)	(20,608)	(14,899)
Other assets and liabilities	(1,138)	564	(6,108)	(2,014)
Net cash provided by operating activities	33,173	50,514	100,536	127,735

Cash flows from investing activities:
Expenditures for property, plant and equipment	(35,185)	(19,227)	(106,386)	(72,650)
Other investing activities	(918)	(402)	(2,203)	(1,656)
Net cash used for investing activities	(36,103)	(19,629)	(108,589)	(74,306)

Cash flows from financing activities:
Payments of long-term debt	—	—	—	(266,625)
Borrowings from line of credit	106,500	23,500	316,750	284,500
Payments of line of credit	(95,500)	(33,500)	(250,750)	(84,500)
Payment of line of credit facility fees	—	—	—	(1,362)
Principal payments of finance leases	(2,279)	(63)	(4,656)	(225)
Purchase of treasury stock	(12,800)	(17,330)	(53,067)	(20,443)
Issuance of common stock	—	—	16	—
Net cash provided by (used for) financing activities	(4,079)	(27,393)	8,293	(88,655)

Net change in cash and cash equivalents	(7,009)	3,492	240	(35,226)
Cash and cash equivalents at beginning of period	17,057	16,714	9,808	55,432
Cash and cash equivalents at the end of period	$10,048	$20,206	$10,048	$20,206

Supplemental non-cash investing activities:
Capital expenditures included in accounts payable			$27,344	$17,649

AdvanSix Inc.
Non-GAAP Measures
(Dollars in thousands)

Reconciliation of Net Cash Provided by Operating Activities to Free Cash Flow

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net cash provided by operating activities	$33,173	$50,514	$100,536	$127,735
Expenditures for property, plant and equipment	(35,185)	(19,227)	(106,386)	(72,650)
Free cash flow (1)	$(2,012)	$31,287	$(5,850)	$55,085

(1) Free cash flow is a non-GAAP measure defined as Net cash provided by operating activities less Expenditures for property, plant and equipment

The Company believes that this metric is useful to investors and management as a measure to evaluate our ability to generate cash flow from business operations and the impact that this cash flow has on our liquidity.

Reconciliation of Net Income to EBITDA

	Three Months Ended September 30,		Nine Months Ended September 30,
	2019	2018	2019	2018
Net income	$7,921	$5,480	$43,441	$45,483
Interest expense, net	1,293	1,270	3,727	5,958
Income taxes	1,513	229	13,617	13,385
Depreciation and amortization	14,222	12,992	42,094	38,905
EBITDA (2)	$24,949	$19,971	$102,879	$103,731
One-time Pottsville restructuring charges (3)	—	—	12,623	—
EBITDA excluding one-time Pottsville restructuring charges	$24,949	$19,971	$115,502	$103,731

Sales	$310,633	$368,653	$970,743	$1,128,350

EBITDA margin (4)	8.0%	5.4%	10.6%	9.2%

EBITDA margin excluding one-time Pottsville restructuring charges	8.0%	5.4%	11.9%	9.2%

(2) EBITDA is a non-GAAP measure defined as Net Income before Interest, Income Taxes, Depreciation and Amortization
(3) One-time Pottsville restructuring charges reflect the closure of the Company's Pottsville, Pennsylvania films plant
(4) EBITDA margin is defined as EBITDA divided by Sales

The Company believes the non-GAAP financial measures presented in this release provide meaningful supplemental information as they are used by the Company’s management to evaluate the Company’s operating performance, enhance a reader’s understanding of the financial performance of the Company, and facilitate a better comparison among fiscal periods and performance relative to its competitors, as these non-GAAP measures exclude items that are not considered core to the Company’s operations.

AdvanSix Inc.
Appendix
(Pre-tax income impact, Dollars in millions)

Planned Plant Turnaround Schedule (5)

	1Q	2Q	3Q	4Q	FY
2017	—	~$10	~$4	~$20	~$34
2018	~$2	~$10	~$30	—	~$42
2019	—	~$5	~$5	~$25	~$35
2020E	~$5	$25-$30	—	~$3	$33-$38

(5) Primarily reflects the impact of fixed cost absorption, maintenance expense, and the purchase of feedstocks which are normally manufactured by the Company